SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2006

Seychelle Environmental Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-21384	33-6159915
(State or other jurisdiction	(Commission	(I.R.S. employer
incorporation or organization)	File Number)	identification number)

33012 Calle Perfecto,
San Juan Capistrano, California		92675
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone number, including area code: (949) 234-1999

(former, name, address and former fiscal year, if changed since last report) : N/A

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective February 28, 2006, the independent auditors for Seychelle Environmental Technologies, Inc. (the “Company”), terminated its relationship with Armando C. Ibarra, Certified Public Accountants, A Professional Corporation (“Ibarra”) as principal auditor for the Company. At no time were there any disagreements between the Company and Ibarra on any matter of accounting principles or practices, financial statement disclosures or auditing scopes or procedures. Ibarra performed the audit of the Company’s financial statements for the fiscal year-end February 29, 2004 and fiscal year-end February 28, 2005. The audit of the Company’s financial statements for the fiscal year ended February 28, 2006 has not been completed. The audit report of Ibarra did not contain either an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. As the letter of Ibarra to the Securities and Exchange Commission attached hereto as Exhibit 16.1 indicates, Ibarra is in agreement with the disclosures contained herein.

The Board of Directors of the Company, at a meeting held March 26, 2006, approved the resignation of Ibarra and appointed Windes & McClaughry Accountancy Corporation, 18201 Von Karman Avenue, Suite 1060, Irvine, California 92612, telephone 949-271-2600, facsimile 949-660-5681 as independent auditors for the Company beginning with the fiscal year ended February 28, 2006.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibit No. 16.1: Letter from Armando C. Ibarra, Certified Public Accountants, A Professional Corporation, to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant: SEYCHELLE ENVIRONMENTAL TECHNOLOGY, INC.

Signature	Title	Date

By: /s/ Carl Palmer	Chief Executive Officer	March 3, 2006
Carl Palmer	Director - Chairman